                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ____________

                                   FORM 8-A
                            REGISTRATION STATEMENT

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                 ____________

                            NEWPARK RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

     Delaware                                             72-1123385
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                   3850 North Causeway Boulevard, Suite 1770
                          Metairie, Louisiana   70002
         (Address, including zip code, of principal executive offices)
                                 _____________

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on which
     to be so registered                 each class is to be registered
     -------------------                 ----------------------------------

     8 5/8% Senior Subordinated Notes    New York Stock Exchange
     Due 2007, Series B

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

     Securities Act registration statement file number to which this form relates: 333-45197.

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

Item 1.  Description of Registrant's Securities to be Registered.

     A description of the 8 5/8% Senior Subordinated Notes Due 2007, Series B is set forth under the caption "Description of the Exchange Notes" in the Prospectus contained in the Registration Statement on Form S-4 (File No. 333-45197) filed by the registrant with the Securities and Exchange Commission on January 29, 1998. The description of such securities set forth in the Prospectus, and in any Prospectus relating to such Registration Statement filed by the registrant with the Securities and Exchange Commission pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

     The following exhibits are incorporated by reference into this report.

     3.1 Certificate of Incorporation, incorporated herein by reference from the registrant's Registration Statement on Form S-1, File No. 33-40716, filed with the Securities and Exchange Commission on June 21, 1991.

   3.1.1 Certificate of Amendment to Certificate of Incorporation, incorporated herein by reference from the registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

     3.2 Bylaws, incorporated herein by reference from the registrant's Registration Statement on Form S-1, File No. 33-40716, filed with the Securities and Exchange Commission on June 21, 1991.

     4.1 Indenture, dated as of December 17, 1997, among the registrant, each of its subsidiaries named therein as guarantors (the "Guarantors") and State Street Bank and Trust Company, as Trustee, relating to the 8 5/8% Senior Subordinated Notes Due 2007, Series B, incorporated herein by reference from the registrant's Registration Statement on Form S-4, File No. 333-45197, filed with the Securities and Exchange Commission on January 29, 1998.

     4.2 Form of the registrant's 8 5/8% Senior Subordinated Notes Due 2007, Series B (contained in the Indenture incorporated herein by reference as Exhibit 4.1).

     4.3 Registration Rights Agreement, dated as of December 10, 1997, among the registrant, each of the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Morgan Grenfell Inc., and Salomon Brothers Inc, incorporated herein by reference from the registrant's Registration Statement on Form S-4, File No. 333-45197, filed with the Securities and Exchange Commission on January 29, 1998.

                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  February 9, 1998               NEWPARK RESOURCES, INC.


                                        By:  /s/ James D. Cole
                                           ------------------------------
                                        Name:   James D. Cole
                                             ----------------------------
                                        Title:  Chairman of the Board
                                              ---------------------------

                                      -3-